Exhibit 5.1

Deloitte LLP La Tour Deloitte 1190 Avenue des Canadiens-de-Montréal Suite 500 Montreal QC H3B 0M7 Canada Tel: 514-393-3860 Fax: 514-390-4111

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-227275 on Form F-10 of our report dated March 20, 2018 relating to the consolidated financial statements of BRP Inc. appearing in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte LLP

Montréal, Canada
September 13, 2018

1 CPA auditor, CA, public accountancy permit No. A124391

Member of Deloitte Touche Tohmatsu Limited